                                                                     EXHIBIT 4.2



                          RIGHTS AGREEMENT AMENDMENT


          THIS RIGHTS AGREEMENT AMENDMENT, dated as of November 15, 1995 (this "Amendment"), between Buffton Corporation, a Delaware corporation (the "Company"), and Continental Stock Transfer & Trust Company (the "Rights Agent"), amends the Rights Agreement dated as of June 23, 1988 (the "Agreement"), between the Company and the Rights Agent.;

          WHEREAS, the Company and the Rights Agent have heretofore entered into the Agreement;

          WHEREAS, on June 23, 1988, the Board of Directors of the Company authorized and declared a dividend distribution of one Right (as defined in the Agreement) for each share of Common Stock (as defined in the Agreement) of the Company outstanding on July 3, 1988;

          WHEREAS, pursuant to Section 26 of the Agreement, prior to the Distribution Date (as defined in the Agreement), the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Agreement without the approval of the holders of certificates representing shares of Common Stock;

          WHEREAS, the Distribution Date has not yet occurred as of the date hereof; and

          WHEREAS, the Board of Directors of the Company, has determined that certain terms of the Agreement should be amended and that it is in the interest of the Company to amend such terms;

          NOW, THEREFORE, the Company and the Rights Agent hereby agree as follows:

          SECTION 1. Section 1(a) of the Agreement is hereby amended in its entirety to read as follows:

          (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company or pursuant to the terms of any such plan."

          SECTION 2. Section 3(a) of the Agreement is hereby amended to replace the reference therein to "30% or more of the shares of Common Stock" to "15% or more of the shares of Common Stock".

          SECTION 3. Section 3(c) of the Agreement is hereby amended to change the legend contained therein to read in its entirety as follows:

          "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Buffton Corporation (the "Company") and Continental Stock Transfer & Trust Company (the "Rights Agent") dated as of June 23, 1988, as amended by the Rights Agreement Amendment dated as of November 15, 1995 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void."

          SECTION 4. Section 11(a)(ii)(B) of the Agreement is hereby amended in its entirety to read as follows:

          "(B) any Person (other than the Company, any Subsidiary of the Company, an employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall, at any time after the date of this Agreement, becomes the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, unless the event causing the 15% threshold to be crossed is an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not nominees, representatives, Affiliates or Associates of the Person making such an offer, after receiving advice from one or more investment banking firms, to be (a) at a price that is fair to stockholders (taking into account all factors which such members of the Board deem relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and
     (b) otherwise in the best interests of the Company and its stockholders, or"

          SECTION 5. The last paragraph in Section 11(a)(ii) of the Agreement is hereby amended to replace clause (x) therein in its entirety to read as follows:

     "(x) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right would represent the right to purchase upon the exercise thereof immediately prior to the occurrence of a Section 11(a)(ii) Event, and".

          SECTION 6. The form of Rights Certificate set forth in Exhibit B to the Agreement is hereby amended in its entirety to read as set forth in Exhibit A hereto.

          SECTION 7. Except as expressly provided in Sections 1 and 2 hereof, all of the terms, conditions and obligations contained in the Agreement shall apply to this Rights Agreement Amendment.

     IN WITNESS WHEREOF, the parties have executed this Rights Amendment Agreement as of the date first written above.


                                    BUFFTON CORPORATION


                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                    CONTINENTAL STOCK TRANSFER & TRUST COMPANY


                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

EXHIBIT A                                                              Exhibit B
---------                                                              ---------


                          Form of Rights Certificate
                          --------------------------

Certificate No. R-                                            ____________Rights

NOT EXERCISABLE AFTER JULY 5, 1998 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF SUCH AGREEMENT.]/*/

                              Rights Certificate

                              BUFFTON CORPORATION

          This certifies that _____________________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of June 23, 1988, as amended (the "Rights Agreement"), between Buffton Corporation, a Delaware corporation (the "Company"), and Continental Stock Transfer & Trust Company (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (Fort Worth, Texas time) on July 5, 1998 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, non-assessable share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company, at a purchase price of $28.50 per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed.
The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of July 3, 1998, based on the Preferred Stock as constituted at such date.

          Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an

--------------------
/*/The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, as transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

          As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

          This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

          This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to received upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right (subject to adjustment) at any time prior to the earlier of the close of business on (i) the tenth day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), and (ii) the Final Expiration Date. Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights shall require the concurrence of a majority of the Continuing Directors. After the expiration of the redemption period, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company.

          No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meeting or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

          This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of _______________, 19__.


ATTEST:                               BUFFTON CORPORATION


_________________________________     By______________________________________
             Secretary                  Title:


Countersigned:

_________________________________



By_______________________________
       Authorized Signature